Exhibit 10.1(be)

AMENDMENT NUMBER FOUR
TO THE JANUARY 1, 2000 RESTATEMENT OF THE
SAUER-DANFOSS EMPLOYEES’ RETIREMENT PLAN

WHEREAS, Sauer-Danfoss (US) Company (the “Company”) sponsors the Sauer-Danfoss Employees’ Retirement Plan (As Amended and Restated, Effective January 1, 2000 and Renamed as of May 3, 2000) (the “Plan”);

WHEREAS, the Company, pursuant to Section 16.2 of the Plan, reserved the right to amend the Plan at any time;

WHEREAS, the Company now deems it desirable to amend the Plan; and

NOW, THEREFORE, pursuant to the authority in Section 16.2 of the Plan, the Company hereby amends the Plan as follows in the following particulars:

1.             Effective as of January 1, 2004, by deleting Section 1.6 in its entirety and substituting the following new Section 1.6 into the Plan as a part thereof:

1.6.          “Considered Compensation” means, for any Plan Year, the dollar value of specific payments made by the Employer or a Related Corporation to an Employee with respect to such Plan Year for services rendered (including any amounts that are excluded from the Employee’s taxable income pursuant to Sections 125, 402(e)(3) and 132(f)(4) of the Code and pursuant to any elective deferral pertaining to base salary made by the Employee under the Sauer-Danfoss Inc. Deferred Compensation Plan for Selected Employees (or any successor plan thereto) or the Sauer-Danfoss Inc. 409A Deferred Compensation Plan for Selected Employees (or any successor plan thereto)), and is limited to the following:

(a)                                  base salary and/or wages paid (including any short-term disability payments);

(b)                                 commissions paid under sales incentive plans;

(c)                                  lump-sum payments made in place of an increase in the base wage rate; and

(d)                                 payments for time not worked pursuant to Employer policies related to the following: vacations, holidays, sick leave, bereavement, military reserve training, jury duty and any approved educational leave.

Considered Compensation, for any Plan Year, shall not include the following:

(i)                                     overtime pay,

(ii)                                  except as otherwise provided in this Section 1.6, pay under any incentive pay plan;

(iii)                               except as otherwise provided in this Section 1.6, payments of amounts previously deferred by the Employee under the Sauer-Danfoss Inc. Deferred Compensation Plan for Selected Employees (or any successor plan thereto) or the Sauer-Danfoss Inc. 409A Deferred Compensation Plan for Selected Employees (or any successor plan thereto));

(iv)                              shift differential pay;

(v)                                 severance payments;

(vi)                              payments under any plan or arrangement which is not generally open to participation by all Employees;

(vii)                           bonus plan payments;

(viii)                        incentive awards other than commissions paid to an Employee under sales incentive plans;

(ix)                                matching payments by the Employer under the Sauer-Danfoss Employee’ Savings Plan;

(x)                                   earnings credited to Employees or Employee accounts under any savings, investment, deferred compensation or salary reduction plan or arrangement or distributions from any such plan or arrangement;

(xi)                                payments under any workers’ compensation program or under any unemployment compensation program;

(xii)                             long-term disability payments and payments made under any other employee benefit program or arrangement not otherwise specifically included as compensation;

(xiii)                          foreign-earned income; and

(xiv)                         gain sharing payments.

Notwithstanding the foregoing, only the first $205,000 (as adjusted by the Secretary of the Treasury for cost-of-living increases pursuant to Section 401(a)(17)(B) of the Code) of an Employee’s Considered Compensation shall be taken into account for any purpose under the Plan.

IN WITNESS WHEREOF, the Company has authorized the execution on its behalf of this Amendment Number Four this 31st day of December, 2004.

By:	/s/ JAMES T. REMUS
James T. Remus
Director — Global Compensation and Benefits